UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2018

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 West Loop South Suite 750 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant’s telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security holders

On June 22, 2018, Isramco, Inc. (the “Company”) held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of six directors, and (ii) the ratification of the appointment of Malone Bailey, LLP (“Malone”), as the Company’s auditors for the fiscal year ending December 31, 2018. Stockholders representing 1,829,978 out of a total of 2,717,648 shares of the Company’s Common Stock appeared at the meeting in person or by proxy, representing a quorum for the transaction of all business to be considered at the meeting.

At the meeting, (i) Joseph From, Max Pridgeon, Nir Hasson, Haim Tsuff, Frans Sluiter, and Asaf Yarkoni were re-elected as directors, and (ii) the appointment of Malone as the Company’s auditors for the fiscal year ending December 31, 2018 was ratified.

The final vote tallies were as follows:

1.  Proposal to elect directors to serve until the 2018 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Vote
Joseph From	1,763,999	5,301	60,678
Max Pridgeon	1,754,079	15,221	60,678
Nir Hasson	1,765,797	3,503	60,678
Haim Tsuff	1,706,906	62,394	60,678
Frans Sluiter	1,766,797	2,503	60,678
Asaf Yarkoni	1,766,797	2,503	60,678

2. Proposal to ratify the appointment of Malone as the Company’s auditors for the fiscal year ending December 31, 2018.

FOR	AGAINST	ABSTAIN	Broker Non-Vote

1,826,576	3,072	330	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: June 27, 2018	By:	/s/ Anthony K. James
Anthony K. James
General Counsel & Secretary